UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 6, 2005

Nobel Learning Communities, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-10031	22-2465204
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1615 West Chester Pike, Suite 200, West Chester, PA	19382
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 947-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Following is a description of compensation arrangements that were approved by the Board of Directors of the Registrant, upon recommendation of the Compensation Committee of the Company’s Board of Directors (the “Committee”).

Fiscal Year 2006 Base Salary Increases

On September 6, 2005, the Board, upon recommendation of the Committee, approved an increase in the annual base salaries for the Registrant’s President and CEO, George Bernstein, and other executive officers. The Committee based its decision on various factors including the performance of the Registrant and compensation levels at similarly sized companies in the same industry. The following table sets forth the 2006 base salaries (effective September 26, 2006) for Mr. Bernstein and those officers comprising the executive committee.

Name	2006 Base Salary
George Bernstein President and CEO	$344,000

Thomas Frank Chief Financial Officer	$240,000

Patricia B. Miller Chief Operating Officer	$215,000

Jeanne Marie Welsko Vice President – Human Resources	$138,000

Osborne F. Abbey, Jr. Vice President - Education	$145,000

Fiscal Year 2005 Bonus Grants

On September 6, 2005, the Board, upon recommendation of the Committee, approved payment under the Registrant’s bonus plan for Mr. Bernstein and other executive officers. The 2005 bonuses are consistent with the pre-established corporate and individual performance goals which had been approved by the Committee. The following table sets forth the 2005 bonus for Mr. Bernstein and those officers comprising the executive committee.

Name	2005 Bonus
George Bernstein President and CEO	$206,646

Thomas Frank Chief Financial Officer	$71,843

Patricia B. Miller Chief Operating Officer	$63,860

Jeanne Marie Welsko Vice President – Human Resources	$40,688

Osborne F. Abbey, Jr. Vice President - Education	$43,400

Stock Options

On September 6, 2005, the Board, upon recommendation of the Committee, approved stock options to be granted, subsequent to the filing of the Company’s 10-K, under the Registrant’s 2004 Omnibus Incentive Equity Compensation Plan to Mr. Bernstein and other executive officers. The following table sets forth the 2005 options to be granted to Mr. Bernstein and those officers comprising the executive committee.

Name	Option Grant
George Bernstein President and CEO	27,000

Thomas Frank Chief Financial Officer	14,000

Patricia B. Miller Chief Operating Officer	14,000

Jeanne Marie Welsko Vice President – Human Resources	8,000

Osborne F. Abbey, Jr. Vice President - Education	8,000

Item 1.02 Termination of a Material Definitive Agreement

On September 6, 2005, the Board of Directors of the Registrant voted to terminate the Stockholder Rights Agreement, adopted May 16, 2000, as amended (the “Rights Agreement”). Pursuant to the termination, the Registrant shall redeem all of the share purchase rights issued pursuant to the Rights Agreement at a redemption price equal to $0.001 per share of the Registrant’s common stock (Nasdaq: NLCI). The termination of the Rights Agreement and redemption thereunder is expected to be completed no later than November 30, 2005.

Item 3.03 Material Modifications to Rights of Security Holders

See Item 1.02.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Number	Description of Document
99.1	Press Release on the termination of the Stockholder Rights Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Nobel Learning Communities, Inc. (Registrant)

September 9, 2005	By:	/s/ George H. Bernstein
	Name:	George H. Bernstein
	Title:	President and Chief Executive Officer